Exhibit 99.1

Avon Reports Third-Quarter 2015 Results

•	Revenue down 22% to $1.7 Billion; Declined 2% in Constant Dollars[1]

•	Operating Profit $23 Million; Adjusted[1] Operating Profit $53 Million

•	Operating Margin down 740 bps to 1.4%; Adjusted[1] Operating Margin down 610 bps to 3.2%

•	Diluted EPS of $(1.58) per share; Adjusted[1] Diluted EPS of $(0.11) per share

NEW YORK, November 4, 2015 - Avon Products, Inc. (NYSE:AVP) today reported third-quarter 2015 results. "This was a difficult quarter impacted by currency and other macro pressures, and our financial results were not where we would like them to be," said Sheri McCoy, Chief Executive Officer of Avon Products, Inc. "Given the challenging environment, I'm proud of the progress our teams are making, driving solid top-line performance at the local level and continuing to make improvements in Representative engagement."
Third-Quarter 2015 Income Statement Review (compared with third-quarter 2014)

•
Total revenue for Avon Products, Inc. declined 22% to $1.7 billion, and declined 2% in constant dollars. Certain tax items in Brazil and the divestiture of Liz Earle impacted the year-over-year comparison in the third quarter. Excluding the impacts of these items, constant-dollar revenue would have grown approximately 3%[2]. Specifically, in Brazil, the recognition of Value Added Tax ("VAT") credits in 2014 that did not recur in 2015, and a new Industrial Production Tax ("IPI") on cosmetics in 2015 negatively impacted constant-dollar revenue by approximately 4 points. The divestiture of Liz Earle also negatively impacted constant-dollar revenue by approximately 1 point.

◦
Active Representatives were down 1% year-over-year, led by a continued decline in North America as well as in the Latin America markets experiencing high inflation (Venezuela and Argentina), partially offset by strong growth in Russia and solid growth in Brazil. Average order declined 1%, negatively impacted by approximately 4 points due to the VAT credits in 2014 and the IPI tax in 2015, as well as by approximately 1 point from the divestiture of Liz Earle discussed above. These negative impacts were partially offset by the benefit from price increases in Russia and Brazil, as well as by pricing actions taken in the Latin America markets experiencing high inflation.

◦	Total units decreased 6%, driven by declines in Latin America and North America. Price/mix was up 4% during the quarter, driven by increases across all regions.

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◦
Beauty sales declined 23%, or 1% in constant dollars, negatively impacted by the IPI tax in 2015 discussed above as well as the divestiture of Liz Earle. Fashion & Home sales declined 15%, but increased 3% in constant dollars.

•
Gross margin was 60.8%, down 110 basis points. Adjusted gross margin was 61.2%, down 80 basis points. These results were negatively impacted by approximately 100 basis points due to the VAT credits in 2014 and the IPI tax in 2015 discussed above. Excluding the impacts of these items, Adjusted gross margin would have increased 20 basis points[2], as the benefits from price/mix and lower supply chain costs more than offset the negative impact of foreign exchange.

•
Operating margin was 1.4% in the quarter, down 740 basis points. Adjusted operating margin was 3.2%, down 610 basis points. The results were negatively impacted by approximately 300 basis points due to the VAT credits in 2014 and the IPI tax in 2015 discussed above. Excluding the impacts of these items, Adjusted operating margin would have decreased 310 basis points[2], which was primarily driven by approximately 410 basis points of unfavorable impact of foreign exchange. In addition, Adjusted operating margin was negatively impacted by 160 basis points due to higher expenses associated with employee incentive compensation plans, primarily due to the prior-year period, which included a benefit for the reversal of accruals. These unfavorable impacts were partially offset by continued benefits from cost savings initiatives as well as the favorable net impact of price/mix.

•
The effective tax rate was negatively impacted by additional valuation allowances for deferred tax assets of approximately $665 million, which caused income taxes to be significantly in excess of income before taxes. The Adjusted effective tax rate in 2015 was negatively impacted by the country mix of earnings and the inability to recognize additional deferred tax assets in various jurisdictions related to our current-year operating results. The year-over-year difference in the Adjusted effective tax rate caused an estimated $0.11 per share negative impact on Adjusted earnings per share. The Adjusted effective tax rate is expected to be volatile on a quarterly basis due to the country mix of quarterly earnings.

•
Net loss was $697 million, or a loss of $1.58 per diluted share, compared with net income of $92 million, or $0.21 per diluted share, for the third quarter of 2014. Adjusted net loss was $50 million, or a loss of $0.11 per diluted share, compared with adjusted net income of $99 million, or $0.23 per diluted share, for the third quarter of 2014.

•	Foreign currency has impacted the Company’s financial results as shown in the table below:

Approximate Impact of Foreign Currency
	Third-Quarter 2015		YTD 2015
	Estimated impact ($ in millions)	Estimated impact on diluted EPS	Estimated impact ($ in millions)	Estimated impact on diluted EPS
Total revenue	(20) pts		(19) pts
Adjusted operating profit - transaction	$(50)	$(0.07)	$(150)	$(0.22)
Adjusted operating profit - translation	(55)	(0.08)	(200)	(0.29)
Total Adjusted operating profit	$(105)	$(0.15)	$(350)	$(0.51)
Adjusted operating margin	(410) bps		(420) bps
Revaluation of working capital	$(10)	$(0.01)	$(15)	$(0.02)
Adjusted diluted EPS		$(0.16)		$(0.53)

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Third-Quarter 2015 Cash Flow Review

•
Net cash used by operating activities was $97 million for the nine months ended September 30, 2015, compared with net cash provided of $126 million for the same period in 2014. Operating cash flow during 2015 was unfavorably impacted by lower cash-related earnings (including the unfavorable impact of foreign currency translation) and the $67 million payment to the SEC in connection with the FCPA settlement in the first quarter of 2015. These items were partially offset by lower operating tax (such as VAT and IPI) net payments, lower contributions to the U.S. pension plan and lower payments for employee incentive compensation.

•
For the nine months ended September 30, 2015, there was $136 million of net cash provided by investing activities, a $222 million improvement over the prior year, primarily due to the Company’s sale of the Liz Earle business.

•
Net cash used by financing activities was $358 million for the nine months ended September 30, 2015, or $190 million higher than the prior year, primarily due to the prepayment of $250 million principal amount of notes that were due in 2016.

Adjustments to Third-Quarter 2015 GAAP Results to Arrive at Adjusted Results

During the third quarter of 2015, the following items had an aggregate impact of $1.47 per diluted share on the financial results:

•	The Company recorded costs to implement restructuring within operating profit of less than $1 million before tax, primarily related to cost savings initiatives.

•
Effective February 12, 2015, the Company began utilizing the SIMADI rate to remeasure its Venezuelan operations. The change to the SIMADI rate resulted in an approximate $6 million negative impact on operating profit.

•	In July 2015, the Company sold Liz Earle and recorded a gain on sale of approximately $46 million before tax within income before taxes, and approximately $53 million after tax.

•
As a result of the lump-sum payments made in 2015 to former employees who were vested and participated in the U.S. pension plan, the Company recorded a settlement charge within operating profit of $24 million before tax.

•	In August 2015, the Company incurred a loss on extinguishment of debt of approximately $6 million before tax related to the prepayment of its notes that were due in 2016.

•
The Company recorded a non-cash income tax charge of approximately $650 million as a result of establishing a valuation allowance for the full amount of the Company’s U.S. deferred tax assets, due to the impact of the continued strengthening of the U.S. dollar against currencies of some of its key markets and the associated effect on its tax planning strategies. In addition, the Company also recorded a non-cash income tax charge of approximately $15 million associated with valuation allowances for deferred tax assets outside of the U.S.

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Third-Quarter 2015 Regional Highlights (compared with third-quarter 2014)

THREE MONTHS ENDED SEPTEMBER 30, 2015

REGIONAL RESULTS
($ in millions)	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14
Latin America	$790.9	(26)%	1%	(2)%	3%	(6)%	7%
Europe, Middle East & Africa	499.2	(19)	3	5	(2)	—	3
North America	230.6	(17)	(15)	(13)	(2)	(24)	9
Asia Pacific	146.2	(16)	(8)	(2)	(6)	(10)	2
Total	$1,666.9	(22)%	(2)%	(1)%	(1)%	(6)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$34.7	4.4%	$39.8	$144.5	5.0%	13.5%	(850) bps	(600) bps
Europe, Middle East & Africa	48.1	9.6	46.5	55.1	9.3	8.9	40	190
North America	(27.5)	(11.9)	(7.7)	(12.5)	(3.3)	(4.5)	120	100
Asia Pacific	9.4	6.4	9.6	9.0	6.6	5.2	140	200
Total from operations	64.7	3.9	88.2	196.1	5.3	9.2	(390)	(180)
Global and other	(41.7)	—	(35.5)	1.7	—	—	—	—
Total	$23.0	1.4%	$52.7	$197.8	3.2%	9.3%	(610) bps	(390) bps

Third-Quarter 2015 Regional Highlights

•
Latin America revenue was down 26%, but up 1% in constant dollars. Constant-dollar revenue was negatively impacted by approximately 8 points due to the VAT credits in 2014 and the IPI tax in 2015 discussed above. Excluding the impacts of these items, constant-dollar revenue would have grown approximately 9%[2] due to higher average order, which benefited from the inflationary impact on pricing. Active Representatives declined, primarily due to declines in Venezuela and Argentina.

◦
Brazil revenue was down 42%, or down 10% in constant dollars. Constant-dollar revenue was negatively impacted by approximately 16 points due to the VAT credits in 2014 and the IPI tax in 2015 discussed above. Excluding the impacts of these items, constant-dollar revenue would have grown approximately 6%[2], and was primarily driven by growth in Active Representatives. This market continues to be impacted by a difficult macroeconomic environment and high levels of competition.

◦	Mexico revenue was down 20%, but relatively unchanged in constant dollars, as higher average order was offset by a decline in Active Representatives.

•
Europe, Middle East & Africa revenue was down 19%, but up 3% in constant dollars. Constant-dollar revenue was negatively impacted by approximately 3 points due to the divestiture of Liz Earle discussed above. Excluding the impact of this item, constant-dollar revenue would have grown approximately 6%[2], and was driven by an increase in Active Representatives, led by strength in Russia.

◦	Russia revenue was down 29%, but up 22% in constant dollars, primarily driven by an increase in Active Representatives from sustained momentum in recruiting and retention.

◦	U.K. revenue was down 15%, or down 9% in constant dollars, primarily driven by a decline in Active Representatives, and to a lesser extent, lower average order.

•	North America revenue was down 17%, or down 15% in constant dollars, primarily driven by a decline in Active Representatives.

•	Asia Pacific revenue was down 16%, or down 8% in constant dollars, as growth in the Philippines was more than offset by declines in other Asia Pacific markets, led by China.

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Full-Year 2015 Outlook
The Company’s outlook has been updated. This current outlook now includes the Company’s nine month actual results, an updated estimate for additional negative impacts from foreign currency translation and transaction costs due to the continued strengthening of the U.S. dollar, and an expected negative impact from recently enacted additional VAT taxes in Brazil. The Company’s full-year outlook as compared with the prior-year results includes:

•	Relatively unchanged constant-dollar revenue (which includes the negative impact of the Liz Earle divestiture);

•	An approximate 19 point negative impact on reported revenue due to foreign currency translation;

•	A 100 basis point decline in constant-dollar Adjusted operating margin; and

•	A 300 basis point decline in Adjusted operating margin in reported dollars.

Additionally, the Company expects free cash flow to be positive, although less than the Company’s previous outlook of approximately $100 million.

Conference call
Avon will conduct a conference call at 9 a.m. today to discuss the quarterly results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 52753538). The call will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year. Please refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, for additional information on Avon’s results for the quarter.

About Avon Products, Inc.
Avon is the Company that for more than 125 years has stood for beauty, innovation, optimism and, above all, for women. Avon, with nearly $9 billion in annual revenue in 2014, has products that are sold through 6 million active independent Avon Sales Representatives worldwide. Avon products include color cosmetics, skincare, fragrance, and fashion and home, featuring such well-recognized brand names as Avon Color, ANEW, Avon Care, Skin-So-Soft, and Advance Techniques. Learn more about Avon and its products at www.avoncompany.com.

Contacts:

INVESTORS:	MEDIA:

Adam Zerfass	Brunswick Group
(212) 282-5320	Radina Russell
investor.relations@avon.com	(212) 333-3810
rrussell@brunswickgroup.com

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Footnotes

1 "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), but which have been adjusted to exclude certain items. Other adjusted financial measures that we refer to include Constant dollar (C$) items. All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to our "Non-GAAP Financial Measures" description at the end of this Release and the reconciliations we provide of these Non-GAAP financial measures to their comparable GAAP measures.

2 To supplement our financial results presented in accordance with GAAP and the Non-GAAP Financial Measures discussed above, we have included additional analysis, "Non-GAAP Impact of Special Revenue Items Affecting Year-Over-Year Comparisons," which presents the change in three Non-GAAP financial measures - constant-dollar revenue, Adjusted gross margin and Adjusted operating margin - in each case, excluding certain revenue items which impact the comparability of our results. These special revenue items include the impacts of 1) the recognition of tax credits in 2014 in Brazil for expected VAT recoveries which did not recur in 2015 ("2014 Brazil VAT credits"), 2) a new IPI tax law on cosmetics in Brazil which went into effect in May 2015 ("2015 Brazil IPI tax"), and 3) lower constant-dollar revenue in the third quarter of 2015 as compared with the third quarter of 2014 as a result of the sale of Liz Earle in July 2015 ("Liz Earle divestiture"). We believe this additional analysis helps investors to understand the underlying business results. All of these additional adjustments to those three Non-GAAP financial measures are themselves Non-GAAP financial measures and should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please refer to the reconciliations in the last schedule of this Release that we provide of these Non-GAAP financial measures to our other, related Non-GAAP Financial Measures and then to their comparable GAAP measures.

Forward-Looking Statements

Statements in this release that are not historical facts may be forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by Avon Products, Inc. with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release include and concern our outlook and expected results, pricing and cost reduction actions, and the impact of foreign currency, taxes and tax rates. These forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to improve our financial and operational performance and the impact of a continued decline in our business results, the possibility of business disruption, competitive uncertainties and general economic and business conditions in our markets, including fluctuations in foreign currency exchange rates. Any forward-looking statements speak only as of the date they are made. The Company does not undertake to update any such forward-looking statements.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Nine Months Ended		Percent Change
	September 30			September 30
	2015	2014		2015	2014
Net sales	$1,631.2	$2,059.0	(21)%	$5,183.5	$6,340.5	(18)%
Other revenue	35.7	79.2		101.0	169.9
Total revenue	1,666.9	2,138.2	(22)%	5,284.5	6,510.4	(19)%
Cost of sales	652.7	813.9		2,073.4	2,580.0
Selling, general and administrative expenses	991.2	1,136.4		3,133.9	3,700.2
Operating profit	23.0	187.9	(88)%	77.2	230.2	(66)%
Interest expense	30.1	27.5		89.7	83.7
Loss on extinguishment of debt	5.5	—		5.5	—
Interest income	(3.6)	(3.8)		(9.7)	(11.4)
Other expense, net	29.4	19.8		48.3	88.8
Gain on sale of business	(46.2)	—		(44.9)	—
Total other expenses	15.2	43.5		88.9	161.1
Income (loss) before taxes	7.8	144.4	*	(11.7)	69.1	*
Income taxes	(704.8)	(52.4)		(802.0)	(124.4)
Net (loss) income	(697.0)	92.0	*	(813.7)	(55.3)	*
Net income attributable to noncontrolling interests	—	(0.6)		(1.8)	(2.6)
Net (loss) income attributable to Avon	$(697.0)	$91.4	*	$(815.5)	$(57.9)	*
(Loss) earnings per share:(3)
Basic	$(1.58)	$0.21	*	$(1.84)	$(0.13)	*
Diluted	(1.58)	0.21	*	(1.84)	(0.13)	*

Weighted-average shares outstanding:
Basic	435.4	434.6		435.1	434.4
Diluted	435.4	434.6		435.1	434.4

*Calculation not meaningful

 (3) Under the two-class method, earnings (loss) per share is calculated using net income (loss) allocable to common shares, which is derived by reducing net income (loss) by the income (loss) allocable to participating securities. Net (loss) income allocable to common shares used in the basic and diluted (loss) earnings per share calculation was $(685.9) and $90.6 for the three months ended September 30, 2015 and 2014, respectively. Net loss allocable to common shares used in the basic and diluted loss per share calculation was $(802.7) and $(56.3) for the nine months ended September 30, 2015 and 2014, respectively.

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AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30	December 31
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$587.4	$960.5
Accounts receivable, net	470.3	563.5
Inventories	847.2	822.2
Prepaid expenses and other	480.7	618.3
Total current assets	2,385.6	2,964.5
Property, plant and equipment, at cost	1,917.5	2,292.6
Less accumulated depreciation	(969.2)	(1,061.6)
Property, plant and equipment, net	948.3	1,231.0
Goodwill	99.9	249.3
Other assets	340.9	1,052.0
Total assets	$3,774.7	$5,496.8
Liabilities and Shareholders’ (Deficit) Equity
Current Liabilities
Debt maturing within one year	$117.2	$137.1
Accounts payable	815.2	895.4
Accrued compensation	189.9	210.5
Other accrued liabilities	424.6	598.8
Sales and taxes other than income	149.4	168.6
Income taxes	29.2	36.8
Total current liabilities	1,725.5	2,047.2
Long-term debt	2,196.3	2,463.9
Employee benefit plans	473.5	501.8
Long-term income taxes	62.3	77.8
Other liabilities	85.5	100.8
Total liabilities	4,543.1	5,191.5
Shareholders’ (Deficit) Equity
Common stock	187.9	187.6
Additional paid-in-capital	2,233.4	2,207.9
Retained earnings	2,808.6	3,702.9
Accumulated other comprehensive loss	(1,417.4)	(1,217.6)
Treasury stock, at cost	(4,594.0)	(4,591.0)
Total Avon shareholders’ (deficit) equity	(781.5)	289.8
Noncontrolling interests	13.1	15.5
Total shareholders’ (deficit) equity	(768.4)	305.3
Total liabilities and shareholders’ (deficit) equity	$3,774.7	$5,496.8

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended
	September 30
	2015	2014
Cash Flows from Operating Activities
Net loss	$(813.7)	$(55.3)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation	87.7	106.1
Amortization	27.3	38.7
Provision for doubtful accounts	114.2	146.9
Provision for obsolescence	44.7	67.6
Share-based compensation	28.9	28.4
Foreign exchange losses	28.2	21.1
Deferred income taxes	674.9	(87.9)
Charge for Venezuelan monetary assets and liabilities	(4.2)	53.7
Charge for Venezuelan non-monetary assets	101.7	115.7
Pre-tax gain on sale of business	(44.9)	—
Other	56.2	55.8
Changes in assets and liabilities:
Accounts receivable	(118.4)	(120.0)
Inventories	(198.9)	(229.7)
Prepaid expenses and other	(1.6)	(56.3)
Accounts payable and accrued liabilities	(47.9)	100.0
Income and other taxes	17.6	23.8
Noncurrent assets and liabilities	(48.5)	(82.8)
Net cash (used) provided by operating activities	(96.7)	125.8
Cash Flows from Investing Activities
Capital expenditures	(61.8)	(88.2)
Disposal of assets	5.7	7.0
Net proceeds from sale of business	208.3	—
Purchases of investments	(25.0)	(22.9)
Proceeds from sale of investments	9.0	18.4
Net cash provided (used) by investing activities	136.2	(85.7)
Cash Flows from Financing Activities
Cash dividends	(80.7)	(81.9)
Debt, net (maturities of three months or less)	(10.3)	(6.4)
Proceeds from debt	7.6	—
Repayment of debt	(265.6)	(70.0)
Net proceeds from exercise of stock options	—	0.2
Repurchase of common stock	(3.0)	(9.4)
Other financing activities	(5.9)	—
Net cash used by financing activities	(357.9)	(167.5)
Effect of exchange rate changes on cash and cash equivalents	(54.7)	(154.5)
Net decrease in cash and cash equivalents	(373.1)	(281.9)
Cash and cash equivalents at beginning of year	960.5	1,107.9
Cash and cash equivalents at end of period	$587.4	$826.0

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
SEGMENT PERFORMANCE METRICS
(Unaudited)
(In millions)

THREE MONTHS ENDED SEPTEMBER 30, 2015

REGIONAL RESULTS
	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14	% var. vs 3Q14
Latin America	$790.9	(26)%	1%	(2)%	3%	(6)%	7%
Europe, Middle East & Africa	499.2	(19)	3	5	(2)	—	3
North America	230.6	(17)	(15)	(13)	(2)	(24)	9
Asia Pacific	146.2	(16)	(8)	(2)	(6)	(10)	2
Total	$1,666.9	(22)%	(2)%	(1)%	(1)%	(6)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$34.7	4.4%	$39.8	$144.5	5.0%	13.5%	(850) bps	(600) bps
Europe, Middle East & Africa	48.1	9.6	46.5	55.1	9.3	8.9	40	190
North America	(27.5)	(11.9)	(7.7)	(12.5)	(3.3)	(4.5)	120	100
Asia Pacific	9.4	6.4	9.6	9.0	6.6	5.2	140	200
Total from operations	64.7	3.9	88.2	196.1	5.3	9.2	(390)	(180)
Global and other	(41.7)	—	(35.5)	1.7	—	—	—	—
Total	$23.0	1.4%	$52.7	$197.8	3.2%	9.3%	(610) bps	(390) bps

NINE MONTHS ENDED SEPTEMBER 30, 2015

REGIONAL RESULTS
	Revenue			Active Reps	Average Order C$	Units Sold	Price/Mix C$
	US $		C$
Revenue & Performance Drivers		% var. vs 9M14	% var. vs 9M14	% var. vs 9M14	% var. vs 9M14	% var. vs 9M14	% var. vs 9M14
Latin America	$2,481.2	(22)%	2%	(2)%	4%	(4)%	6%
Europe, Middle East & Africa	1,602.8	(17)	6	6	—	4	2
North America	731.3	(17)	(15)	(15)	—	(23)	8
Asia Pacific	469.2	(9)	(3)	(3)	—	(6)	3
Total	$5,284.5	(19)%	—%	(1)%	1%	(4)%	4%

	2015 GAAP		Adjusted Operating Profit (Loss) in US$		Adjusted Operating Margin
Operating Profit/Margin	Operating Profit (Loss) US$	Operating Margin US$	2015	2014	2015	2014	Change in US$	Change in C$
Latin America	$55.6	2.2%	$175.9	$350.6	7.1%	11.0%	(390) bps	(220) bps
Europe, Middle East & Africa	139.6	8.7	143.8	216.9	9.0	11.2	(220)	(70)
North America	(46.9)	(6.4)	(12.3)	(15.3)	(1.7)	(1.7)	—	—
Asia Pacific	26.8	5.7	37.0	18.5	7.9	3.6	430	450
Total from operations	175.1	3.3	344.4	570.7	6.5	8.8	(230)	(60)
Global and other	(97.9)	—	(80.3)	(53.5)	—	—	—	—
Total	$77.2	1.5%	$264.1	$517.2	5.0%	7.9%	(290) bps	(110) bps

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AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
CATEGORY SALES
(Unaudited)
(In millions)

	Consolidated
	Three Months Ended September 30		US$	C$
	2015	2014	% var. vs 3Q14	% var. vs 3Q14
Beauty:
Skincare	$470.5	$638.8	(26)%	(6)%
Fragrance	412.3	507.2	(19)	4
Color	289.0	371.5	(22)	—
Total Beauty	1,171.8	1,517.5	(23)	(1)
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	285.0	331.4	(14)	2
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	174.4	210.1	(17)	5
Total Fashion & Home	459.4	541.5	(15)	3
Net sales	1,631.2	2,059.0	(21)	—
Other revenue	35.7	79.2	(55)	(44)
Total revenue	$1,666.9	$2,138.2	(22)	(2)

	Consolidated
	Nine Months Ended September 30		US$	C$
	2015	2014	% var. vs 9M14	% var. vs 9M14
Beauty:
Skincare	$1,552.0	$1,946.1	(20)%	(1)%
Fragrance	1,264.4	1,524.4	(17)	5
Color	939.3	1,167.9	(20)	—
Total Beauty	3,755.7	4,638.4	(19)	1
Fashion & Home:
Fashion (jewelry/watches/apparel/footwear/accessories/children's)	881.6	1,035.2	(15)	(1)
Home (gift & decorative products/housewares/entertainment & leisure/children's/nutrition)	546.2	666.9	(18)	2
Total Fashion & Home	1,427.8	1,702.1	(16)	—
Net sales	5,183.5	6,340.5	(18)	1
Other revenue	101.0	169.9	(41)	(31)
Total revenue	$5,284.5	$6,510.4	(19)	—

Page | 11

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2015
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Liz Earle gain on sale	Pension settlement charge	Debt-related items	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,666.9	$—	$—	$—	$—	$—	$—	$1,666.9
Cost of sales	652.7	—	5.7	—	—	—	—	647.0
Selling, general and administrative expenses	991.2	0.2	—	—	23.8	—	—	967.2
Operating profit	23.0	0.2	5.7	—	23.8	—	—	52.7
Income (loss) before taxes	7.8	0.2	5.7	(46.2)	23.8	5.5	—	(3.2)
Income taxes	(704.8)	0.1	—	(6.7)	—	—	664.9	(46.5)
Net (loss) income	$(697.0)	$0.3	$5.7	$(52.9)	$23.8	$5.5	$664.9	$(49.7)

Diluted EPS	$(1.58)	$—	$0.01	$(0.12)	$0.05	$0.01	$1.50	$(0.11)

Gross margin	60.8%	—	0.3	—	—	—	—	61.2%
SG&A as a % of revenues	59.5%	—	—	—	(1.4)	—	—	58.0%
Operating margin	1.4%	—	0.3	—	1.4	—	—	3.2%
Effective tax rate	*							*

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$34.7	$(0.6)	$5.7	$—	$—	$—	$—	$39.8
Europe, Middle East & Africa	48.1	(1.6)	—	—	—	—	—	46.5
North America	(27.5)	2.2	—	—	17.6	—	—	(7.7)
Asia Pacific	9.4	0.2	—	—	—	—	—	9.6
Global and other	(41.7)	—	—	—	6.2	—	—	(35.5)
Total	$23.0	$0.2	$5.7	$—	$23.8	$—	$—	$52.7

SEGMENT OPERATING MARGIN
Latin America	4.4%	(0.1)	0.7	—	—	—	—	5.0%
Europe, Middle East & Africa	9.6%	(0.3)	—	—	—	—	—	9.3%
North America	(11.9)%	1.0	—	—	7.6	—	—	(3.3)%
Asia Pacific	6.4%	0.1	—	—	—	—	—	6.6%
Global and other	—%	—	—	—	—	—	—	—%
Total	1.4%	—	0.3	—	1.4	—	—	3.2%
Amounts in the table above may not necessarily sum because the computations are made independently.
* Calculation not meaningful

Page | 12

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2015
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Liz Earle gain on sale	Pension settlement charge	Debt-related items	Special tax items	Adjusted (Non-GAAP)
Total revenue	$5,284.5	$—	$—	$—	$—	$—	$—	$5,284.5
Cost of sales	2,073.4	—	26.6	—	—	—	—	2,046.8
Selling, general and administrative expenses	3,133.9	44.8	91.7	—	23.8	—	—	2,973.6
Operating profit	77.2	44.8	118.3	—	23.8	—	—	264.1
(Loss) income before taxes	(11.7)	44.8	114.1	(44.9)	23.8	8.0	—	134.1
Income taxes	(802.0)	(3.8)	0.8	(6.7)	—	—	693.0	(118.7)
Net (loss) income	$(813.7)	$41.0	$114.9	$(51.6)	$23.8	$8.0	$693.0	$15.3

Diluted EPS	$(1.84)	$0.10	$0.26	$(0.11)	$0.06	$0.02	$1.57	$0.03

Gross margin	60.8%	—	0.5	—	—	—	—	61.3%
SG&A as a % of revenues	59.3%	(0.8)	(1.7)	—	(0.5)	—	—	56.3%
Operating margin	1.5%	0.8	2.2	—	0.5	—	—	5.0%
Effective tax rate	*							*

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$55.6	$2.0	$118.3	$—	$—	$—	$—	$175.9
Europe, Middle East & Africa	139.6	4.2	—	—	—	—	—	143.8
North America	(46.9)	17.0	—	—	17.6	—	—	(12.3)
Asia Pacific	26.8	10.2	—	—	—	—	—	37.0
Global and other	(97.9)	11.4	—	—	6.2	—	—	(80.3)
Total	$77.2	$44.8	$118.3	$—	$23.8	$—	$—	$264.1

SEGMENT OPERATING MARGIN
Latin America	2.2%	0.1	4.8	—	—	—	—	7.1%
Europe, Middle East & Africa	8.7%	0.3	—	—	—	—	—	9.0%
North America	(6.4)%	2.3	—	—	2.4	—	—	(1.7)%
Asia Pacific	5.7%	2.2	—	—	—	—	—	7.9%
Global and other	—%	—	—	—	—	—	—	—%
Total	1.5%	0.8	2.2	—	0.5	—	—	5.0%
Amounts in the table above may not necessarily sum because the computations are made independently.
*Calculation not meaningful

Page | 13

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED SEPTEMBER 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Pension Settlement charge	Adjusted (Non-GAAP)
Total revenue	$2,138.2	$—	$—	$—	$2,138.2
Cost of sales	813.9	—	2.0	—	811.9
Selling, general and administrative expenses	1,136.4	2.5	—	5.4	1,128.5
Operating profit	187.9	2.5	2.0	5.4	197.8
Income before taxes	144.4	2.5	2.0	5.4	154.3
Income taxes	(52.4)	(0.5)	—	(2.0)	(54.9)
Net income	$92.0	$2.0	$2.0	$3.4	$99.4

Diluted EPS	$0.21	$0.01	$0.01	$0.01	$0.23

Gross margin	61.9%	—	0.1	—	62.0%
SG&A as a % of revenues	53.1%	(0.1)	—	(0.3)	52.8%
Operating margin	8.8%	0.1	0.1	0.3	9.3%
Effective tax rate	36.3%				35.6%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$142.3	$0.2	$2.0	$—	$144.5
Europe, Middle East & Africa	55.5	(0.4)	—	—	55.1
North America	(18.3)	1.8	—	4.0	(12.5)
Asia Pacific	9.0	—	—	—	9.0
Global and other	(0.6)	0.9	—	1.4	1.7
Total	$187.9	$2.5	$2.0	$5.4	$197.8

SEGMENT OPERATING MARGIN
Latin America	13.3%	—	0.2	—	13.5%
Europe, Middle East & Africa	9.0%	(0.1)	—	—	8.9%
North America	(6.6)%	0.7	—	1.4	(4.5)%
Asia Pacific	5.2%	—	—	—	5.2%
Global and other	—%	—	—	—	—%
Total	8.8%	0.1	0.1	0.3	9.3%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 14

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	NINE MONTHS ENDED SEPTEMBER 30, 2014
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	FCPA accrual	Pension settlement charge	Adjusted (Non-GAAP)
Total revenue	$6,510.4	$—	$—	$—	$—	$6,510.4
Cost of sales	2,580.0	—	119.7	—	—	2,460.3
Selling, general and administrative expenses	3,700.2	76.4	16.0	46.0	28.9	3,532.9
Operating profit	230.2	76.4	135.7	46.0	28.9	517.2
Income before taxes	69.1	76.4	189.4	46.0	28.9	409.8
Income taxes	(124.4)	(20.8)	(11.9)	—	(10.4)	(167.5)
Net (loss) income	$(55.3)	$55.6	$177.5	$46.0	$18.5	$242.3

Diluted EPS	$(0.13)	$0.13	$0.41	$0.11	$0.04	$0.55

Gross margin	60.4%	—	1.8	—	—	62.2%
SG&A as a % of revenues	56.8%	(1.2)	(0.2)	(0.7)	(0.4)	54.3%
Operating margin	3.5%	1.2	2.1	0.7	0.4	7.9%
Effective tax rate	180.0%					40.9%

SEGMENT OPERATING PROFIT (LOSS)
Latin America	$196.9	$18.0	$135.7	$—	$—	$350.6
Europe, Middle East & Africa	199.7	17.2	—	—	—	216.9
North America	(54.1)	17.4	—	—	21.4	(15.3)
Asia Pacific	15.6	2.9	—	—	—	18.5
Global and other	(127.9)	20.9	—	46.0	7.5	(53.5)
Total	$230.2	$76.4	$135.7	$46.0	$28.9	$517.2

SEGMENT OPERATING MARGIN
Latin America	6.2%	0.6	4.3	—	—	11.0%
Europe, Middle East & Africa	10.3%	0.9	—	—	—	11.2%
North America	(6.2)%	2.0	—	—	2.4	(1.7)%
Asia Pacific	3.0%	0.6	—	—	—	3.6%
Global and other	—%	—	—	—	—	—%
Total	3.5%	1.2	2.1	0.7	0.4	7.9%
Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 15

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP IMPACT OF SPECIAL REVENUE ITEMS AFFECTING YEAR-OVER-YEAR COMPARISONS
(Unaudited)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measures shown, other related Non-GAAP financial measures we present elsewhere and the the financial measures calculated and reported in accordance with GAAP.

THREE MONTHS ENDED SEPTEMBER 30, 2015
	Constant $ revenue
			Year-over-Year Impacts of:
	Revenue % change	C$ revenue % change	2014 Brazil VAT credits	2015 Brazil IPI tax	Liz Earle divestiture	C$ revenue % change, excluding special revenue items

Total Avon	(22)%	(2)%	2 pts	2 pts	1 pt	3%
Latin America	(26)%	1%	4 pts	4 pts	—	9%
Brazil	(42)%	(10)%	8 pts	8 pts	—	6%
Europe, Middle East & Africa	(19)%	3%	—	—	3 pts	6%

	Gross Margin			Operating Margin
Total Avon	2015	2014	Change	2015	2014	Change
Reported (GAAP)	60.8%	61.9%	(110) bps	1.4%	8.8%	(740) bps
Adjusted (Non-GAAP)	61.2%	62.0%	(80) bps	3.2%	9.3%	(610) bps
Impacts of:
2015 Brazil IPI tax	30 bps	—		120 bps	—
2014 Brazil VAT credits	—	(70) bps		—	(180) bps
Adjusted, excluding special revenue items	61.5%	61.3%	20 bps	4.4%	7.5%	(310) bps

				Operating Margin
Latin America				2015	2014	Change
Reported (GAAP)				4.4%	13.3%	(890) bps
Adjusted (Non-GAAP)				5.0%	13.5%	(850) bps
Impacts of:
2015 Brazil IPI tax				220 bps	—
2014 Brazil VAT credits				—	(350) bps
Adjusted, excluding special revenue items				7.2%	10.0%	(280) bps

Note: Liz Earle has an immaterial impact on Adjusted gross margin and Adjusted operating margin change of Total Avon and Europe, Middle East & Africa.
Refer to the Non-GAAP Financial Measures schedules for the reconciliation of the the Adjusted Non-GAAP financial measures.

Page | 16

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, operating profit, Adjusted operating profit, operating margin and Adjusted operating margin. We also refer to these adjusted financial measures as Constant $ items, which are Non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current-year results and prior-year results at a constant exchange rate. Foreign currency impact is determined as the difference between actual growth rates and constant-currency growth rates.
We also present gross margin, selling, general and administrative expenses as a percentage of revenue, total and net global expenses, operating profit, operating margin, net income, diluted earnings per share and effective tax rate on a Non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a Non-GAAP basis. We refer to these Non-GAAP financial measures as "Adjusted." We have provided a quantitative reconciliation of the difference between the Non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. The Company uses the Non-GAAP financial measures to evaluate its operating performance and believes that it is meaningful for investors to be made aware of, on a period-to-period basis, the impacts of 1) costs to implement ("CTI") restructuring initiatives, 2) costs and charges related to the devaluations of Venezuelan currency in February 2015 and March 2014, combined with being designated as a highly inflationary economy ("Venezuelan special items"), 3) the additional $46 million accrual recorded in the first quarter of 2014 for the settlements related to the Foreign Corrupt Practices Act ("FCPA") investigations ("FCPA accrual"), 4) the settlement charges associated with the U.S. pension plan ("Pension settlement charge"), 5) costs and charges related to the extinguishment of debt and the termination of the Company’s previous $1 billion revolving credit facility ("Debt-related items"), 6) the gain on sale of Liz Earle ("Liz Earle gain on sale") and, 7) the non-cash income tax adjustments associated with the Company’s deferred tax assets recorded in 2015 ("Special tax items"). The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Venezuelan special items include the impact on the Consolidated Statements of Operations in 2015 and 2014 caused by the devaluations of Venezuelan currency on monetary assets and liabilities, such as cash, receivables and payables; deferred tax assets and liabilities; and non-monetary assets, such as inventories. For non-monetary assets, the Venezuelan special items include the earnings impact caused by the difference between the historical U.S. dollar cost of the assets at the previous exchange rate and the revised exchange rate. In 2015 and 2014, the Venezuelan special items also include adjustments of approximately $11 million and approximately $116 million, respectively, to reflect certain non-monetary assets at their net realizable value. In 2015, the Venezuelan special items also include an impairment charge

Page | 17

of approximately $90 million to reflect the write-down of the long-lived assets to their estimated fair value. In 2014, the devaluation was caused as a result of moving from the official exchange rate of 6.30 to the SICAD II exchange rate of approximately 50, and in 2015, the devaluation was caused as a result of moving from the SICAD II exchange rate of approximately 50 to the SIMADI exchange rate of approximately 170.
The Pension settlement charge includes the impact on the Consolidated Statements of Operations in the third quarter of 2015 and the second and third quarters of 2014 associated with the payments made to former employees who were vested and participated in the U.S. pension plan. Such payments fully settle the Company’s pension plan obligation to those participants who elected to receive such payment.
The Debt-related items include the impact on the Consolidated Statements of Operations in the third quarter of 2015 of the loss on extinguishment of debt caused by the make-whole premium and the write-off of debt issuance costs and discounts associated with the prepayment of the Company’s 2.375% Notes. The Debt-related items also include the impact during the second quarter of 2015 on other expense, net in the Consolidated Statements of Operations of $2.5 million associated with the write-off of issuance costs related to the Company’s previous $1 billion revolving credit facility.
The Liz Earle gain on sale includes the impact during 2015 on the Consolidated Statements of Operations due to the gain on sale of Liz Earle.
The Special tax items include the impact during 2015 on income taxes in the Consolidated Statements of Operations due to a non-cash income tax charge in the first quarter of 2015 and a non-cash income tax benefit in the second quarter of 2015, each associated with valuation allowances, to adjust the Company’s U.S. deferred tax assets to an amount that was "more likely than not" to be realized. In the first quarter of 2015 the additional valuation allowance was due to the continued strengthening of the U.S. dollar against currencies of some of the Company’s key markets, and in the second quarter of 2015 the Company released a portion of its valuation allowance due to the weakening of the U.S. dollar against currencies of some of its key markets. The Special tax items also include the impact during the third quarter of 2015 on income taxes in the Consolidated Statements of Operations due to a non-cash income tax charge as a result of establishing a valuation allowance for the full amount of the Company’s U.S. deferred tax assets due to the impact of the continued strengthening of the U.S. dollar against currencies of some of its key markets and its associated effect on the Company's tax planning strategies. Additionally, the Special tax items includes the impact during the third quarter of 2015 on income taxes in the Consolidated Statements of Operations due to a non-cash income tax charge associated with valuation allowances, to adjust certain non-U.S. deferred tax assets to an amount that is "more likely than not" to be realized. The non-U.S. valuation allowance included an adjustment associated with Russia, which was primarily the result of lower earnings, which were significantly impacted by foreign exchange losses on working capital balances.

Page | 18